Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Shares, par value $0.001 per share of Infinera Corporation, a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated as of April 15, 2020

OAKTREE OPTICAL HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Ting He
	Name:	Ting He
	Title:	Authorized Signatory

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Ting He
	Name:	Ting He
	Title:	Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Ting He
	Name:	Ting He
	Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Ting He
	Name:	Ting He
	Title:	Vice President

OCM HOLDINGS I, LLC

By:	/s/ Ting He
	Name:	Ting He
	Title:	Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Ting He
	Name:	Ting He
	Title:	Vice President

OAKTREE CAPITAL GROUP, LLC

By:	Oaktree Capital Group Holdings GP, LLC
Its:	Manager

By:	/s/ Ting He
	Name:	Ting He
	Title:	Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Ting He
	Name:	Ting He
	Title:	Vice President

BROOKEFIELD ASSET MANAGEMENT INC.

By:	/s/ Jessica Diab
	Name:	Jessica Diab
	Title:	Vice President, Legal & Regulatory

PARTNERS LIMITED

By:	/s/ Brian Lawson
	Name:	Brian Lawson
	Title:	President